As filed with the Securities and Exchange Commission on November 20, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE ESTÉE LAUDER COMPANIES INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	11-2408943
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

767 Fifth Avenue
New York, New York 10153
(212) 572-4200
(Address, Including Zip Code, and Telephone Number,
 including Area Code, of Registrant’s Principal Executive Offices)

THE ESTÉE LAUDER COMPANIES INC.
AMENDED AND RESTATED FISCAL 2002 SHARE INCENTIVE PLAN

(Full Title of the Plan)

Deirdre Stanley, Esq.
Executive Vice President and General Counsel
The Estée Lauder Companies Inc.
767 Fifth Avenue
New York, New York 10153
(212) 572-4200
(Name and Address, Including Zip Code,
and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEES

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(3)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Class A Common Stock, par value $0.01 per share	12,000,000 shares	$187.67	$2,252,040,000	$292,314.79

(1)    Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2)    Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933.  The fee is calculated on the basis of the average of the high and low prices for the Registrant’s Class A Common Stock reported in the consolidated reporting system as of November 13, 2019.

(3)    To be registered pursuant to The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan.

EXPLANATORY NOTE

In accordance with General Instruction E to Form S-8, this Registration Statement registers an additional 12,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), of The Estée Lauder Companies Inc. (the “Company”), for issuance pursuant to benefits awarded under the Company’s Amended and Restated Fiscal 2002 Share Incentive Plan (the “2002 Incentive Plan”).  The contents of earlier Registration Statements on Form S-8 filed with respect to the 2002 Incentive Plan (or its predecessor, the Fiscal 2002 Share Incentive Plan), as filed with the Securities and Exchange Commission on November 20, 2015 (Registration Statement No. 333-208133), November 10, 2010 (Registration Statement No. 333-170534), August 19, 2009 (Registration Statement No. 333-161452), February 3, 2006 (Registration Statement No. 333-131527), July 22, 2005 (Registration Statement No. 333-126820), and November 1, 2001 (Registration Statement No. 333-72684), are, to the extent not modified herein, hereby incorporated by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.		Description

4.1	-

Restated Certificate of Incorporation dated November 16, 1995 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003) (File No. 001-14064).

4.2	-

Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 13, 2012) (File No. 001-14064).

4.3	-

Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1999) (File No. 001-14064).

4.4	-	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 23, 2012) (File No. 001-14064).

5	-	Opinion of Weil, Gotshal & Manges LLP (filed herewith).

23.1	-	Consent of KPMG LLP (filed herewith).

23.2	-	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

24	-	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

99.1	-

The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 19, 2019) (File No. 001-14064).

EXHIBIT INDEX

Exhibit No.		Description

4.1	-

Restated Certificate of Incorporation dated November 16, 1995 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003) (File No. 001-14064).

4.2	-

Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 13, 2012) (File No. 001-14064).

4.3	-

Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1999) (File No. 001-14064).

4.4	-	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 23, 2012) (File No. 001-14064).

5	-	Opinion of Weil, Gotshal & Manges LLP (filed herewith).

23.1	-	Consent of KPMG LLP (filed herewith).

23.2	-	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

24	-	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

99.1	-

The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 19, 2019) (File No. 001-14064).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on November 20, 2019.

THE ESTÉE LAUDER COMPANIES INC.

By:	/s/ Tracey T. Travis
	Name:	Tracey T. Travis
	Title:	Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Tracey T. Travis, Deirdre Stanley and Spencer G. Smul, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorneys-in-fact and agents, or his or her substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Fabrizio Freda	President, Chief Executive Officer and Director	November 20, 2019
Fabrizio Freda
(Principal Executive Officer)

/s/ William P. Lauder	Executive Chairman and Director	November 20, 2019
William P. Lauder

/s/ Leonard A. Lauder	Director	November 20, 2019
Leonard A. Lauder

/s/ Charlene Barshefsky	Director	November 20, 2019
Charlene Barshefsky

/s/ Rose Marie Bravo	Director	November 20, 2019
Rose Marie Bravo

/s/ Wei Sun Christianson	Director	November 20, 2019
Wei Sun Christianson

/s/ Paul J. Fribourg	Director	November 20, 2019
Paul J. Fribourg

/s/ Irvine O. Hockaday, Jr.	Director	November 20, 2019
Irvine O. Hockaday, Jr.

Signature	Title	Date

/s/ Jennifer Hyman	Director	November 20, 2019
Jennifer Hyman

/s/ Jane Lauder	Director	November 20, 2019
Jane Lauder

/s/ Ronald S. Lauder	Director	November 20, 2019
Ronald S. Lauder

/s/ Richard D. Parsons	Director	November 20, 2019
Richard D. Parsons

/s/ Lynn Forester de Rothschild	Director	November 20, 2019
Lynn Forester de Rothschild

/s/ Barry S. Sternlicht	Director	November 20, 2019
Barry S. Sternlicht

/s/ Jennifer Tejada	Director	November 20, 2019
Jennifer Tejada

/s/ Richard F. Zannino	Director	November 20, 2019
Richard F. Zannino

/s/ Tracey T. Travis	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 20, 2019
Tracey T. Travis